UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2016

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On November 18, 2016, HB Holdings, LLC (“Holdings”), Hostess Brands, LLC (the “Borrower”), the subsidiary loan parties party thereto, and Hostess Holdco, LLC (“Parent Holdco”), each of which is an indirect subsidiary of Hostess Brands, Inc. (the “Registrant”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “First Lien Administrative Agent”) and the lenders party thereto (the “First Lien Lenders”) entered into the Incremental Assumption and Amendment Agreement (the “Incremental Assumption and Amendment”) to the First Lien Credit Agreement, dated as of August 3, 2015, among Holdings, the Borrower, the First Lien Administrative Agent and the lenders from time to time party thereto (the “First Lien Credit Agreement”).
Pursuant to the Incremental Assumption and Amendment, the First Lien Lenders made $915,750,000 aggregate principal amount of refinancing term loans (the “Refinancing Term Loans”) and $83,000,000 aggregate principal amount of incremental term loans (the “Incremental Term Loans”) to the Borrower under the First Lien Credit Agreement. The proceeds from the Refinancing Term Loans were used to repay in full the outstanding principal amount of Term B Loans under the First Lien Credit Agreement and the proceeds from the Incremental Term Loans were used to repay in full all amounts outstanding under the Second Lien Credit Agreement, dated as of August 3, 2015 (the “Second Lien Credit Agreement”), among Holdings, the Borrower, Credit Suisse AG, Cayman Islands Branch as Administrative Agent, and the other lenders party thereto and to pay certain fees and expenses incurred in connection with the foregoing (collectively, the “Refinancing”).
The foregoing description of the Incremental Assumption and Amendment is qualified in its entirety by the Incremental Assumption and Amendment filed as Exhibit 10.1 hereto and incorporated by reference herein.
On November 18, 2016, immediately following the Refinancing, Holdings, the Borrower, the First Lien Administrative Agent and the First Lien Lenders agreed to amend and restate the First Lien Credit Agreement (as amended and restated, the “Amended and Restated First Lien Credit Agreement”).
The Amended and Restated First Lien Credit Agreement provides for the Refinancing Term Loans, the Incremental Term Loans (together, the “Term Loans”) and revolving loans in an aggregate principal amount of up to $100,000,000 (the “Revolving Loans”).
Interest on the Term Loans is paid quarterly at a rate, at the Borrower’s option, of either (a) LIBOR (subject to a LIBOR floor of 1.00% per annum) plus an applicable margin of 3.00% per annum or (b) the base rate plus an applicable margin of 2.00% per annum. The Term Loans are repayable on the last day of each March, June, September and December in an amount equal to 0.25% of the aggregate Term Loan principal amount and a balloon payment of the remainder at its maturity date of August 3, 2022.
Interest on Revolving Loan borrowings is, at the Borrower’s option, either (a)  LIBOR (subject to a LIBOR floor of 0.00% per annum) plus an applicable margin of between 3.00%, 3.25% or 3.50% per annum, depending on the net first lien leverage ratio (as defined in the Amended and Restated First Lien Credit Agreement) or (b) the base rate plus an applicable margin of 2.00%, 2.25% or 2.50% per annum, depending on the net first lien leverage ratio.
The Revolving Loans have a commitment fee, payable quarterly, of 0.375% or 0.50% per annum (depending on the net first lien leverage ratio) based upon the unused portion of the then-outstanding commitments with respect to the Revolving Loans. The Revolving Loans have a stated maturity date of August 3, 2020.
The Term Loans and the Revolving Loans are secured by liens on (x) the equity interests of the Borrower, and (y) substantially all present and future assets of the Borrower and its respective subsidiaries that guarantee the Term Loans.
The Amended and Restated First Lien Credit Agreement contains customary provisions relating to mandatory prepayments, voluntary payments, and affirmative and negative covenants, including limitations on indebtedness, liens, sale and lease-back transactions, restricted payments and transactions with affiliates. In addition, with respect to the Revolving Loans only, the Amended and Restated First Lien Credit Agreement requires that the Borrower and its subsidiaries not permit the net first lien leverage ratio to exceed 7.30 to 1.00 on the last day of any fiscal quarter on which the aggregate amount of outstanding Revolving Loans (excluding letters of credit) on such date exceeds an amount equal to 30% of the then-outstanding commitments with respect to the Revolving Loans.
The Amended and Restated First Lien Credit Agreement also contains customary events of default. If an event of default occurs, the administrative agent is entitled to take various actions on behalf of the First Lien Lenders, including the acceleration of amounts due under the Amended and Restated First Lien Credit Agreement, termination of commitments thereunder and all other actions permitted to be taken by a secured creditor.
The foregoing description of the Amended and Restated First Lien Credit Agreement is qualified in its entirety by the Amended and Restated First Lien Credit Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement
In connection with entering into the Refinancing described above, on November 18, 2016, Holdings and the Borrower terminated the Second Lien Credit Agreement and repaid all outstanding obligations thereunder using proceeds from the Incremental Term Loans. In connection with the termination of the Second Lien Credit Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant
The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events
On November 21, 2016, the Registrant issued a press release announcing the Refinancing. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

10.1	Incremental Assumption and Amendment Agreement, dated as of November 18, 2016
10.2	Amended and Restated First Lien Credit Agreement, dated as of November 18, 2016
99.1	Press Release dated November 21, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: November 21, 2016	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Description of Exhibits

10.1	Incremental Assumption and Amendment Agreement, dated as of November 18, 2016
10.2	Amended and Restated First Lien Credit Agreement, dated as of November 18, 2016
99.1	Press Release dated November 21, 2016